EXHIBIT 99.1
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FROM:   Franklin Resources, Inc.
        Corporate Communications:    Lisa Gallegos (650) 312-3395
        Investor Relations:          Greta Gahl (650) 312-4091
        franklintempleton.com
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

     FRANKLIN RESOURCES, INC., ANNOUNCES SETTLEMENT AGREEMENT BY SUBSIDIARY
                     WITH SECURITIES AND EXCHANGE COMMISSION

San Mateo, CA, August 2, 2004 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) announced today that an agreement has been reached by its subsidiary, Franklin Advisers, Inc. (Franklin Advisers), with the Securities and Exchange Commission (SEC) that resolves the issues resulting from the SEC's investigation of market timing activity.

Under the terms of an Order issued by the SEC, pursuant to which Franklin Advisers neither admits nor denies any wrongdoing, the Company has agreed to pay $50 million to be distributed to Franklin Templeton fund shareholders, of which $20 million is a civil penalty. The settlement had been accrued by the Company in its fiscal quarter ended March 31, 2004 and will not result in an additional charge to income. As previously disclosed, the Company continues to have discussions towards resolving governmental investigations concerning payments to securities dealers who sell fund shares commonly referred to as "revenue-sharing".

In the Order, the SEC recognized that Franklin Templeton has generally sought to detect, discourage and prevent market timing in its funds and began to increase its efforts to control market timing in 1999.

Charles B. Johnson, chairman of Franklin Resources, Inc., commented, "In the late `90s, we began implementing progressively more aggressive steps in our work to deter abusive market timing. We have always been committed to looking out for the best interests of our long-term shareholders, while, at the same time, respecting the fundamental rights of all shareholders to retain both maximum liquidity and their right to freely allocate their own assets.

As part of our ongoing efforts, we have conducted a comprehensive internal review with the help of outside counsel. To date, we have not identified any instances of late trading, nor have we identified any market timing by our portfolio managers, investment analysts or officers of Franklin Resources, Inc."

Key provisions of the Order include:

     * Enhancement and periodic review of compliance policies and procedures, and establishment of a corporate ombudsman;
     * Establishment of a new internal position whose responsibilities shall include compliance matters related to conflicts of interests; and
     * Retention of an Independent Distribution Consultant to develop a plan to distribute the $50 million to fund shareholders.

"These provisions will be incorporated along with other steps we have already taken to address these issues," said Martin L. Flanagan, co-chief executive officer of Franklin Resources, Inc. "Protecting the best interests of our shareholders and clients has always been our first priority at Franklin Templeton. We are fully committed to making any necessary policy changes that will help us better serve our shareholders and clients."

Greg Johnson, co-chief executive officer, added, "Our focus continues to be on consistently delivering strong investment performance and providing the highest standard of service to our investors. While this has been a very challenging time for the mutual fund industry and Franklin Templeton, we truly believe that our company and our industry will be strengthened in the long run."

Franklin Resources, Inc. [NYSE:BEN], is a global investment organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series and Fiduciary Trust investment teams. The San Mateo, CA-based company has more than 50 years of investment experience and over $350 billion in assets under management as of June 30, 2004. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.


FORWARD-LOOKING STATEMENTS

Statements in this press release regarding Franklin Resources, Inc.'s business, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and Franklin's most recent Form 10-Q.

     * Governmental investigations, settlements of such investigations, ongoing and proposed governmental actions, and regulatory examinations of the company and its business activities as described in more detail in the company's press releases and regulatory filings as well as civil litigation arising out of or related to such matters could adversely impact our assets under management, increase costs and negatively impact the profitability of the company and future financial results.
     * Regulatory or legislative actions and reforms, particularly those specifically focused on the mutual fund industry, could adversely impact our assets under management, increase costs and negatively impact the profitability of the company and future financial results.
     * Volatility in the equity markets may cause the levels of our assets under management to fluctuate significantly.
     * Weak market conditions may lower our assets under management and reduce our revenues and income.
     *    We  face  strong   competition  from  numerous  and  sometimes  larger
          companies.
     * Changes in the distribution channels on which we depend could reduce our revenues or hinder our growth.
     * We face risks associated with conducting operations in numerous foreign countries.
     * Certain of the portfolios we manage, including our emerging market portfolios and related revenues, are vulnerable to market-specific political or economic risks.
     * Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.
     * Technology and operating risk and limitations could constrain our operations.

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